Exhibit 99.1

Selected Historical Combined Financial and Other Data of Cano Health

The following tables summarize PCIH’s consolidated financial data. The summary consolidated statement of operations data for the years ended December 31, 2020 and 2019 and the summary consolidated balance sheet data as of December 31, 2020 are derived from PCIH’s audited consolidated financial statements that are set forth in the Proxy Statement/Prospectus beginning on page F-25 and are incorporated in Item 9.01(a) by reference. The summary consolidated statement of operations data for the three months ended March 31, 2021 and 2020 and the summary consolidated balance sheet data as of March 31, 2021 are derived from PCIH’s unaudited interim consolidated financial statements that are filed as Exhibit 99.2. The unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of PCIH’s management, reflect all adjustments, consisting only of normal recurring adjustments, that are necessary for the fair statement of PCIH’s unaudited interim consolidated financial statements.

The summary historical financial data below also includes references to EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. A non-GAAP financial measure is a performance metric that departs from GAAP because it excludes earnings components that are required under GAAP. Other companies may define non-GAAP financial measures differently and, as a result, PCIH’s non-GAAP financial measures may not be directly comparable to those of other companies. The presentation of non-GAAP financial measures provides additional information to investors regarding PCIH’s results of operations and is useful for trending, analyzing and benchmarking the performance and value of PCIH’s business.

Our historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year. You should read the summary historical financial data below in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cano Health” filed as Exhibit 99.3, the consolidated financial statements and related notes of Primary Care (ITC) Intermediate Holdings, LLC and Subsidiaries as of December 31, 2020 and 2019 incorporated in Item 9.01(a), and the unaudited condensed consolidated financial statements of Primary Care (ITC) Intermediate Holdings, LLC and Subsidiaries for the three month periods ended March 31, 2021 and 2020 and as of March 31, 2021 and December 31, 2020 filed as Exhibit 99.2.

	Years Ended December 31,		Three Months Ended March 31,
(in thousands)	2020	2019	2021	2020
Revenue:
Capitated revenue	$794,164	$343,903	$267,051	$127,716
Fee-for-service and other revenue	35,203	20,483	13,084	7,582

Total revenue	829,367	364,386	280,135	135,298
Operating expenses:
Third-party medical costs	564,987	241,089	195,046	85,313
Direct patient expense	102,284	43,020	34,287	17,779
Selling, general, and administrative expenses	103,962	59,148	34,848	20,984
Depreciation and amortization expense	18,499	6,822	5,846	3,384
Transaction costs and other	42,604	17,156	8,516	6,238
Fair value adjustment—contingent consideration	65	2,845	285	—
Management fees	916	427	438	214

Total operating expenses	833,317	370,507	279,266	133,912

(Loss) income from operations	(3,950)	(6,121)	869	1,386
Interest expense	(34,002)	(10,163)	(10,626)	(3,665)
Interest income	320	319	1	79
Loss on extinguishment of debt	(23,277)	—	—	—
Fair value adjustment—embedded derivative	(12,764)	—	—	—
Other expenses	(450)	(250)	—	—

Total other expense	(70,173)	(10,094)	(10,625)	(3,586)

Net loss before income tax benefit/(expense)	(74,123)	(16,215)	(9,756)	(2,200)
Income tax benefit/(expense)	(651)	—	(714)	12

Net loss	(74,774)	(16,215)	(10,470)	(2,188)
Net loss attributable to non-controlling interests	—	(93)	—	(4)

Net loss attributable to PCIH	$(74,774)	$(16,122)	$(10,470)	$(2,184)

	Years Ended December 31,		Three Months Ended March 31,
(in thousands)	2020	2019	2021	2020
Non-GAAP Financial Measures:
EBITDA (1)	$(21,942)	$451	$6,715	$4,770

Adjusted EBITDA (2)	$69,697	$27,209	$22,811	$12,920

(1)	We define EBITDA as net income (loss) before interest, income taxes, depreciation and amortization.
(2)

We define Adjusted EBITDA as EBITDA adjusted to add back the effect of certain expenses, such as stock-based compensation expense, de novo losses, acquisition transaction costs, restructuring and other charges, fair value adjustments to an embedded derivative, and loss on extinguishment of debt. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cano Health—Non-GAAP Financial Metrics” for more information as to how we define and calculate Adjusted EBITDA and for a reconciliation of net loss, the most comparable measure under U.S. generally accepted accounting principles, or GAAP, to Adjusted EBITDA.

	March 31,	December 31,
(in thousands)	2021	2020
Consolidated Balance Sheet Data:
Cash and restricted cash	$6,602	$33,807
Accounts receivable, net of unpaid service provider costs	$88,007	$76,709
Working capital (1)	$23,945	$51,755
Total assets	$616,740	$623,546
Notes payable, net of current portion, debt discounts and debt issuance costs	$456,102	$456,745
Total members’ capital	$47,144	$57,544

(1)	We define working capital as current assets less current liabilities.